As filed with the Securities and Exchange Commission on July 20, 1998
                                            Registration No 333-
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_________________________
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_________________________
U.S. MICROBICS, INC.
(Exact name of registrant as specified in its charter)
(formerly Global Venture Funding, Inc.)
 ________________________
   Colorado                                       88-0990371
(State or other jurisdiction of               (I.R.S. Employer
incorporation or organization)                Identification No.)
________________________
6965 El Camino Real, Suite 105-279
Carlsbad, CA 92009
(760) 436-5485
(Address of Registrant's principal offices, including Zipcode)
_________________________
Compensation Agreements Between Registrant and
Conrad Nagel, Marc L. Baker Consulting, Inc., and Lance W. Bauerlein (Full title of the Plan)

Robert C. Brehm
6965 El Camino Real, Suite 105-279
Carlsbad, CA 92009
 (760) 436-5485
(Name, address and telephone number of agent for service)
_________________________

COPIES TO:
Diane M. Lalosh
50 Santa Ave., Suite 426
Santa Rosa, CA  95404
_________________________

Approximate Date of Proposed Sale to the Public
As soon as practicable after this Registration Statement becomes effective.
_________________________

CALCULATION OF REGISTRATION FEE

Title of Securities Amount to be Proposed   Proposed Maximum   Amount of
to be Registered    Registered   Maximum   Aggregate Offering  Registration
                                Offering Price    Price          Fee(1)
                                 Per Share
-------------------------------------------------------------------------
Common Stock,       150,000      $1.50          $225,000        $100.00
$.0001 Par
Value(1)
------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the amount of registration fee pursuant to Rule 457 on the basis of the average closing bid price of the Common Stock of the Registrant as traded in the Over-The-Counter Market and reported in the Electronic Bulletin Board of the National Association of Securities Dealers on July 15, 1998.

U.S. MICROBICS, INC.

CROSS REFERENCE SHEET REQUIRED BY ITEM 501(b) OF REGULATION S-K

Form S-8 Item Number                      Caption in Prospectus
and Caption
1. Forepart of Registration Statement    Facing Page of Registration
and Outside Front Cover Page of          Statement and Cover Page of
Prospectus                               Prospectus

2. Inside Front and Outside Back         Inside Cover Page of Prospectus and
Cover Pages of Prospectus                Outside Cover Page of Prospectus,
                                         Available Information, Reports To
                                         Shareholders

3. Summary Information, Risk             Not Applicable
Factors and Ratio of Earnings to
Fixed Charges

4. Use of Proceeds                       Not Applicable

5. Determination of Offering Price       Not Applicable

6. Dilution                              Not Applicable

7. Selling Security Holders              Sales by Selling Security Holders

8. Plan of Distribution                  Cover Page of Prospectus and Sales by
                                         Selling Security Holders

9. Description of Securities to          Description of Securities
be Registered

10. Interests of Named Experts and       Legal Matters
Counsel

11. Material Changes                     Not Applicable

12. Incorporation of Certain             Incorporation of Certain Documents
Information by Reference                 by Reference

13. Disclosure of Commission             Indemnification of Directors and
Position on Indemnification for          Officers; Undertakings
Securities Act Liabilities

                             DATED: July 20, 1998

                                            PROSPECTUS

                                     U.S. MICROBICS, INC.

                           150,000 Shares of Common Stock

ISSUED PURSUANT TO THE COMPENSATION AGREEMENTS WITH CERTAIN
CONSULTANTS AND VENDORS OF REGISTRANT

 This prospectus is part of a Registration Statement which registers an aggregate of 150,000 shares of Common Stock, $.0001 par value (such shares being referred to as the "Shares"), of U.S. MICROBICS, INC. (the "Company") which will be sold by the Company from time to time, or at any one time, in negotiated transactions as compensation in lieu of cash pursuant to Compensation Agreements which are in payment of services previously rendered, or to be rendered, from various consultants or vendors to the Company. The Company will pay the costs of registering the Shares under the Securities Act. The Company will not receive any proceeds from the sale of 150,000 of the Shares, but will benefit from the services rendered under the Compensation Agreements.

The Company has been advised by the Selling Security Holders that they may sell all or a portion of the Shares from time to time in the Bulletin Board market, in negotiated transactions, directly or through brokers or otherwise, and that such shares will be sold at market prices prevailing at the time of such sales or at negotiated prices, and the Company will not receive any of the proceeds from such sales. As of July 15, 1998, the Common Stock is traded through the Over The Counter Market and is quoted on the Electronic Bulletin Board under the symbol "BUGS" and the bid price for the common stock was $1.50 per share. The Company's principal executive is located at 6965 El Camino Real, Suite 105-279, Carlsbad, CA 92009 (760) 436-5485.

No person has been authorized by the Company to give any information or to make any representations other than as contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any distribution of the Shares issuable under the terms of the Agreement shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED
ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL SECURITIES IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN
OFFER IN SUCH STATE.

                   The date of this Prospectus is July 20, 1998.

                          AVAILABLE INFORMATION
The Company is subject to the informational requirements of the Securities Exchange act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street NW, Washington D.C., 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of such site is "http://www.sec.gov".

The Company has filed with the Commission a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to the resale of up to an aggregate of 150,000 shares of the Company's Common Stock offered by this Prospectus, reference is made to the Registration Statement, including the exhibits thereto. Statements in this Prospectus as to any document are not necessarily complete, and where any such document is an exhibit to the Registration Statement or is incorporated by reference herein, each such statement is qualified in all respects by the provisions of such exhibit or other document, to which reference is hereby made for a full statement of the provisions thereof. A copy of the Registration Statement, with exhibits, may be obtained from the Commission's office in Washington D.C. (at the above address) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charge.

                   REPORT TO SHAREHOLDERS
The Company intends to furnish to its shareholders annual reports containing audited financial statements together with an opinion with respect thereto by its independent certified public accountants.

               SALES BY SELLING SECURITY HOLDERS
The following table sets forth the name of the Selling Security Holder, the amount of shares of Common Stock to be issued to the Selling Security Holder, the amount of Common Stock to be owned by the Selling Security Holder following sale of such shares and the percentage of shares of Common Stock to be owned by the Selling Security Holder following completion of such offering (based upon 3,248,273 common shares outstanding as of June 30, 1998, and 3,398,273 after this offering). As soon as reasonably practicable, after the filing of this Registration Statement, the Shares to which this Prospectus relates will be issued by the Company from time to time, or at any one time, as compensation pursuant to negotiated Compensation Agreements. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to shares beneficially owned. Upon issuance, all Shares will be, duly authorized, validly issued, fully paid and nonassessable. All Shares are not subject to the provisions of the Employee Retirement Income Security Act of 1974 and shall not have any restrictions on resale. See also "Description of Securities".

Name of Selling  Number of Common  Shares to be  Common Shares  Percent to be
Security Holder   Shares Owned       Offered      to be owned   owned After
                                               After Offering (1)  Offering
-----------------------------------------------------------------------
Conrad Nagel        10,000          20,000        10,000          < 1%
Marc L. Baker      200,000          80,000       280,000          8.2%
Lance W. Bauerlein 100,000          50,000       150,000          4.4%
Total                              150,000
------------------------------------------------------------------------
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within sixty (60) days, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any one person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named have sole voting and investment power with respect to the shares of Preferred shown as beneficially owned by them.

                    DESCRIPTION OF SECURITIES
All of the 150,000 shares of Common Stock, par value of $.0001 per share (the "Common Stock"), offered hereunder are being offered by U.S. Microbics, Inc. As of July 15, 1998, the Common Stock is traded through the Over The Counter Market and, on this date, the average of the bid and asked prices, as quoted on the Electronic Bulletin Board, was $1.50 per share.

The authorized capital stock of the Company consists of 150,000,000 shares of Common Stock, $.0001 par value and 20,000,000 shares Preferred Stock , $.10 par value.

The following summary of certain terms of the Common and Preferred Stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Company's Certificate of Incorporation and By-laws, which are included as exhibits to the Registration Statement of which this Prospectus is a part, and the provisions of applicable law.

Common Stock
As of June 30, 1998, there are 3,248,273 shares of Common Stock outstanding. Holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding Common stock, if any. Holders of Common Stock have no right to convert their Common Stock into any other securities. The Common Stock has no preemptive or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are, and the Common Stock to be outstanding upon completion of this Offering will be, duly authorized, validly issued, fully paid and nonassessable.

Preferred Stock
The Board of Directors has the authority, without further action of the stockholders, to issue up to 20,000,000 shares of Preferred Stock, $.10 par value, as follows as of June 30, 1998:

As of June 30, 1998, 500,000 shares have been designated as Series II, and of which 21,809 shares of Series II are currently issued and remain outstanding. Each share of Series II preferred stock is entitled to preference upon liquidation of $1.00 per share for any unconverted shares. Each Series II preferred share may be converted to Common stock after a specified holding period as follows: after one year, two shares of Common stock; after two years, five shares of Common stock; after three years, ten shares of Common stock. In November 1996, the Board of Directors changed the conversion schedule as follows : Commencing January 1, 1997, each shareholder shall be entitled to convert 250 shares (or 5%) of each 5,000 share unit to 2,500 shares of common stock. The shareholder shall be entitled to convert the balance of each unit of Series II Preferred shares at the conversion rate of 475 shares of each unit during each six-month period thereafter beginning July 1, 1997.

As of June 30, 1998, 500,000 shares have been designated as Series B, and of which 17,606 shares of Series B are currently issued and remain outstanding. Each share of Series B preferred stock is entitled to preference upon liquidation of $1.00 per share for any unconverted shares. Each Series B preferred share may be converted to Common stock after a specified holding period as follows: after one year, two shares of Common stock; after two years, five shares of Common stock. In November 1996, the Board of Directors changed the conversion schedule as follows: Commencing January 1, 1997, each shareholder shall be entitled to convert 250 shares (or 5%) of each 5,000 share unit to 1,250 shares of common stock. The shareholder shall be entitled to convert the balance of each unit of Series B Preferred shares at the conversion rate of 475 shares of each unit during each six-month period thereafter beginning July 1, 1997.

As of June 30, 1998, 50,000 shares have been designated as Series C, and of which 15,960 shares of Series C are currently issued. Each share of Series C preferred stock is entitled to preference upon liquidation of $100 per share for any unconverted shares, and the liquidation preference is junior only to that of all previously issued preferred shares. Each Series C preferred share may be converted to 100 shares of Common stock after a specified holding period of one year.

As of June 30, 1998, 50,000 shares have been designated as Series D, and of which 20,513 shares of Series D are currently issued and remain outstanding. The Series D preferred stock carries no liquidation preferences and is subject to forfeiture prior to conversion. Each Series D preferred share may be converted to 100 shares of Common stock after a specified holding period of one year.

The Company has reserved 17,500,000 shares of its $.0001 par value Common stock for conversion of Preferred stock and exercise of stock options assuming the maximum number of shares of each class of preferred shares were issued and converted. Based upon the issued and outstanding preferred shares as of June 30, 1998, the equivalent number of common shares which can be converted from preferred shares by class is as follows: Class II - 218,092, Class B - 88,478, Class C - 1,596,000, Class D - 2,051,300.

The Board of Directors of the Company has authority to issue all or a portion of the authorized but unissued preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series. The issuance of Preferred Stock could adversely affect the voting power of holders of Preferred Stock and could have the effect of delaying, deferring or preventing a change in control of the Company.

Trading Status
The Company is quoted on the Over The Counter Bulletin Board and trades under the symbol "BUGS".

Transfer Agent
The Transfer Agent for the shares of Common Stock is Corporate Stock Transfer, Inc., 370 17th Street, Suite 2350, Denver, CO 80202 (303) 595-3300.
                               LEGAL MATTERS
Certain legal matters in connection with the securities being offered hereby were reviewed for the Company by Diane M. Lalosh, 50 Santa Rosa Ave., Suite 426, Santa Rosa, CA 95404. Diane M. Lalosh is a beneficial owner of the Company's common and preferred stock.

                                  PART II
Item 3. Incorporation of Documents by Reference

 The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof :
a. The Company's Annual Report on Form 10-KSB filed for the year ended September 30, 1997 and the Company's quarterly reports on Form 10-QSB for the quarters ended December 31, 1997, March 31, 1998; Current Reports on Form 8-K dated September, 18, 1997, August 18, 1997, April 25, 1997, and all other reports, if any, filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year ended September 30, 1997. In addition, a registration statement on Form S-8, respecting the registration of shares of the common stock of the Company issued under the employee benefit plans named on the front cover page of the registration statement was filed with the Securities and Exchange Commission on December 24, 1997 under SEC File No. 333-43295. An addition registration statement on Form S-8, respecting the registration of shares of the common stock of the Company issued under the employee benefit plans named on the front cover page of the registration statement was filed with the Securities and Exchange Commission on September 25, 1997 under SEC File No. 333-36333. An addition registration statement on Form S-8, respecting the registration of shares of the common stock of the Company issued under the employee benefit plans named on the front cover page of the registration statement was filed with the Securities and Exchange Commission on July 17, 1998 .

b. All reports and documents filed by the Company pursuant to Sections 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement.
Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any or all the documents referred to above which have been or may be incorporated in this Prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Corporate Secretary, 6965 El Camino Real, Suite 105-279, Carlsbad, CA 92009, (760) 436-5485.

Item 4. Description of Securities

The class of securities to be offered is registered under section 12(g) of the Securities Exchange Act of 1934, as amended. A description of the Registrant's securities is set forth in the Prospectus incorporated as part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel

 None.

Item 6. Indemnification of Officers and Directors

The Company's Bylaws and the Colorado General Corporation Law provide for indemnification of directors and officers against certain liabilities. Officers and Directors of the Company are indemnified generally against expenses actually and reasonably incurred in connection with proceedings, whether civil or criminal, provided that it is determined that they acted in good faith, were not found guilty, and, in any criminal matter, had reasonable cause to believe that their conduct was not unlawful.

The Company's Certificate of Incorporation further provides that a director of the Company shall not be personally liable for monetary damages of the Company or its shareholders for breach of any fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve misconduct or a knowing violation of law; (iii) for the lawful payments of dividends or stock redemption by the Company or (iv) for any transaction from which the director derives an improper personal benefit.

Item 7. Exemption from Registration Claimed

Inasmuch as the Consultants and vendors who received the Shares of the Registrant were knowledgeable, sophisticated and had access to comprehensive information relevant to the Registrant, such transactions were undertaken in reliance on the exemption from registration provided by Section 4(2) of the Act.

Item 8. Exhibits
Exhibit #               Description
   5 Opinion of Diane M. Lalosh, consent included, relating to the issuance of the shares of securities pursuant to the Compensation Agreements.
23.1         Consent of Diane M. Lalosh.
23.2         Consent of Independent Auditors, Bradshaw, Smith
             & Company, Las Vegas, NV
99.1         Compensation Agreement with Conrad Nagel
99.2         Compensation Agreement with Marc L. Baker Consulting, Inc.
99.3         Compensation Agreement with Lance W. Bauerlein

Item 9. Undertakings

(a) The undersigned registrant hereby undertakes :

(1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement :

 (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement.

(2) That for the purpose of determining the liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities offered at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered, which remain, unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining the liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Carlsbad, CA on July 20, 1998.

                                                         U.S. MICROBICS, INC.


                                              By:   /s/ Robert C. Brehm
                                                Robert C. Brehm, President

Pursuant to the requirements of the Securities Act of 1933, the following persons in the capacities indicated on July 20, 1998 have signed the registration statement below

/s/ Robert C. Brehm                       President and Director
Robert C. Brehm
/s/ Roger K. Knight                        Director
Roger K. Knight
/s/ Mery Robinson                           Director
Mery Robinson
 /s/ Steve Hopkins                           Director
Steve Hopkins

Being all the members of the Registrant's Board of Directors

----------------------------------------------------------------------------
                                  EXHIBIT 5
Opinion of Diane M. Lalosh relating to issuance of shares of securities pursuant to the above Compensation Agreements

                                 Law Offices of
                              Diane M. Lalosh
                   50 Santa Rosa Ave., Suite 426
                        Santa Rosa, CA  95404

July 17, 1998

Securities and Exchange Commission
450 Fifth Street, NW Judiciary Plaza
Washington, DC  20549

RE : U.S. MICROBICS, INC.

Ladies and Gentlemen:

This office represents U.S. MICROBICS, INC., a Colorado corporation (the "Registrant") in connection with the Registrant's Registration Statement on Form S-8 under the Securities Act of 1933 (the "Registration Statement"), which relates to the registration of a total of 150,000 shares of the Registrant's Common Stock issuable pursuant to "Compensation Agreements Between Registrant and Conrad Nagel, Marc L. Baker Consulting, Inc., and Lance W. Bauerlein" for performance of certain consulting and management services (the "Registered Securities"). In connection with my representation, I have examined such documents and undertaken such further inquiry as I consider necessary for rendering the opinion hereinafter set forth.

Based on the foregoing, it is my opinion the Registered Securities, when sold as set forth in the Registration Statement, will be legally issued, fully paid and nonassessable.

I acknowledge that I am referred to under the heading "Legal Matters" in the Prospectus which is part of the Registrant's Form S-8 Registration Statement relating to the Registered Securities, and I hereby consent to such use of my name in such Registration Statement and to the filing of this opinion as
Exhibit 5 to the Registration Statement and with such state regulatory agencies in such states as may require such filing in connection with the registration of the Registered Securities for offer and sale in such states.

                                                        /s/ DIANE M. LALOSH
--------------------------------------------------------------------------
                                         EXHIBIT 23.1
Consent of Diane M. Lalosh relating to the issuance of shares of securities pursuant to the above Management Consulting Agreement


                       CONSENT OF DIANE M. LALOSH

I hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form S-8 of my opinion dated July 17, 1998 relating to the registration of the Securities as therein defined, of U.S. MICROBICS, INC., a Colorado corporation, which is attached as Exhibit 5 therein.


July 17, 1998

                                         /s/ DIANE M. LALOSH
-------------------------------------------------------------------------
                                               EXHIBIT 23.2
Consent of accountant, Bradshaw, Smith & Company relating to their Independent Auditors Report incorporated by reference to the September 30, 1997 10-KSB filed with the Securities and Exchange Commission
________________________________________________________________
CONSENT OF BRADSHAW, SMITH & COMPANY


The Board of Directors
U.S. Microbics, Inc.
(formerly Global Venture Funding, Inc.)

We consent to incorporation by reference in the registration statement titled "Compensation Agreements Between Registrant and Conrad Nagel, Marc L. Baker Consulting, Inc., and Lance W. Bauerlein" on Form S-8 of U.S. Microbics, Inc. (formerly Global Venture Funding, Inc.) of our report dated January 21, 1998, relating to the balance sheet of U.S. Microbics, Inc. (formerly Global Venture Funding, Inc.) as of September 30, 1997, and the related statements of operations, changes in stockholders deficit, and cash flows for the year then ended, which report appears in the September 30, 1997 annual report on Form 10-KSB of U.S. Microbics, Inc. (formerly Global Venture Funding, Inc.)

Las Vegas, Nevada
July 17, 1998
                              /s/ BRADSHAW, SMITH & COMPANY
--------------------------------------------------------------------------
                                           EXHIBIT 99.1
COMPENSATION AGREEMENT WITH CONRAD NAGEL

May 18, 1998

TO:  U.S. Microbics, Inc. (A Colorado Corp.)
 6965 El Camino Real, Suite 105-279
 Carlsbad, CA 92009

 Attn: ROBERT C. BREHM, President

Gentlemen:

This letter will confirm my engagement by you to provide consulting services on your behalf; including, but not limited to:
(i) Advice and counsel with respect to business development and marketing plans, financial accounting, CPA interface and liaison, and accounts payable negotiation;
(ii) Advice with respect to short and long term strategic business plans, strategic alliances and potential acquisitions and/or joint ventures; and
(iii) Other related services deemed necessary and requested by U.S. Microbics, Inc.

In connection with this Letter Agreement - which shall continue through the 30th day of September 1998 - I shall receive a retainer in the amount of $25,000 to be paid by issuing me 20,000 free trading common shares of "BUGS" valued at $1.25/share. Said shares shall be issued promptly upon execution of this Letter Agreement.

All work I do with respect to this Letter Agreement shall be as an independent contractor on a non-exclusive, best efforts basis.

Yours very Truly,

Agreed to and Accepted by

Conrad Nagel     U.S. Microbics, Inc.

/s/ Conrad Nagel     /s/ Robert C. Brehm, President
Conrad Nagel            Robert C. Brehm, President
------------------------------------------------------------------------
                                   EXHIBIT 99.2
CONSULTING SERVICES AGREEMENT BETWEEN
U.S. MICROBICS, INC. AND
MARC L. BAKER CONSULTING, INC.

May 18, 1998

TO:  U.S. Microbics, Inc. (A Colorado Corp.)
 6965 El Camino Real, Suite 105-279
 Carlsbad, CA 92009

 Attn: ROBERT C. BREHM, President

Gentlemen:

This letter will confirm my engagement by you to provide investor relations services on your behalf; including, but not limited to, (1) informing numerous members of the brokerage community in North America of your existence, financial structure and plans for the future, (2) disseminating company news releases and financial reports to brokers, professional investors and money managers, and (3) persuading various financial media to feature you on a favorable basis.

In connection with this Letter Agreement - which shall continue through the 31st day of December 1998 - I shall receive a retainer in the amount of $100,000 to be paid by issuing me 80,000 free trading common shares of "BUGS" valued at $1.25/share. Said shares shall be issued promptly upon execution of this Letter Agreement.

Should we mutually agree to do so after the expiration of this Letter Agreement, a new agreement may be entered into for any work to be performed after December 31, 1998.

All work I do with respect to this Letter Agreement shall be as an independent contractor on a non-exclusive, best efforts basis.

Yours very Truly,

Agreed to and Accepted by

Marc L. Baker Consulting, Inc.     U.S. Microbics, Inc.
/s/ Marc L. Baker                        /s/ Robert C. Brehm, President
Marc L. Baker, President               Robert C. Brehm, President
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EXHIBIT 99.3

COMPENSATION AGREEMENT WITH LANCE W. BAUERLEIN
Letter Agreement With Lance W. Bauerlein

May 18, 1998

TO:  U.S. Microbics, Inc. (A Colorado Corp.)
 6965 El Camino Real, Suite 105-279
 Carlsbad, CA 92009

 Attn: ROBERT C. BREHM, President

Gentlepersons:

This letter will confirm my engagement by you to provide investor relations services on your behalf; including, but not limited to, (1) informing numerous members of the brokerage community in North America of your existence, financial structure and plans for the future, (2) disseminating company news releases and financial reports to brokers, professional investors and money managers, and (3) persuading various financial media to feature you on a favorable basis.

In connection with this Letter Agreement - which shall continue through the 30th day of September 1998 - I shall receive a retainer in the amount of $62,500. Said amount is to be paid by issuing me 50,000 free trading common shares of "BUGS" at a deemed value of $1.25/share. I shall also be granted an irrevocable option expiring October 1, 1999 to purchase 250,000 restricted common shares of BUGS at the greater of $1.50 per share or the highest closing bid price per share as quoted on the NASD OTC Bulletin Board on September 30, 1998.

Should we mutually agree to do so after the expiration of this Letter Agreement, a new agreement may be entered into for any work to be performed after September 30, 1998.

All work I do with respect to this Letter Agreement shall be as an independent contractor on a non-exclusive, best efforts basis.

Yours very Truly,                  Agreed to and Accepted by
                                                   U.S. Microbics, Inc.


/s/ Lance W. Bauerlein             /s/ Robert C. Brehm, President
Lance W. Bauerlein                     Robert C. Brehm, President